UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   August 25, 2004

TRANSPORT CORPORATION OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-24908	41-1386925

(Commission	(I.R.S. Employer
File Number)	Identification No.)

1715 Yankee Doodle Road Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

(651) 686-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As disclosed in the Company's quarterly report for the quarter ending June 30, 2004, the Minnesota division of the Federal Motor Carrier Safety Administration (FMCSA) conducted a compliance review of Transport America and proposed a conditional rating due to inaccurate driving logs maintained by the Company's drivers and owner operators. Since then, the Company worked closely with the FMCSA to establish a Safety Management Plan (SMP) that detailed the actions necessary to ensure accurate driving logs would be maintained by drivers and owner operators. On August 25, 2004, the Company was informed by the FMCSA that Transport America's safety rating of satisfactory will be maintained but a civil penalty of $33,750 is being assessed for technical violations of certain FMCSA regulations.

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSPORT CORPORATION OF AMERICA, INC.
By	/s/ Michael J. Paxton

Michael J. Paxton, President and Chief Executive Officer

Dated: September 8, 2004